Exhibit 21.1

SUBSIDIARIES OF AVOCENT CORPORATION

As of December 31, 2005

1.                                       Avocent Huntsville Corp., an Alabama corporation

2.                                       Avocent Services Corporation, a Texas corporation

3.                                       Avocent International, Ltd., an Ireland corporation

4.                                       Avocent Computertechnik GmbH, a Germany corporation

5.                                       Avocent Redmond Corp., a Washington corporation

6.                                       Apex International, Inc., a Washington corporation

7.                                       Apex PC Solutions, Ltd., a Barbados corporation

8.                                       Avocent Nevada LLC, a Nevada limited liability company

9.                                       Avocent Texas, L.P., a Texas limited partnership

10.                                 Avocent Texas I, LLC, a Washington limited liability company

11.                                 Avocent Texas II, LLC, a Washington limited liability company

12.                                 Avocent California Corp., a California corporation

13.                                 Nihon Avocent KK, a Japan corporation

14.                                 Avocent China LTD, a Hong Kong corporation

15.                                 OSA Technologies, Inc., a Delaware corporation

16.                                 OSA Info (Shanghai) Co. LTD., a China corporation

17.                                 Avocent Canada Holding Corp., a Delaware corporation

18.                                 Sonic Mobility Corp., a Canada corporation

19.                                 Avocent Ireland Holdings Ltd., an Ireland corporation

20.                                 Avocent UK Ltd., a United Kingdom corporation

21.                                 Avocent France SARL, a France corporation

22.                                 Avocent Netherlands B.V. a Netherlands corporation